UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2006

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 2, 2006, Medarex, Inc. (“Medarex”), announced in a press release that it would amend certain terms of its previously announced consent solicitation from holders of its outstanding 2.25% Convertible Senior Notes, due 2011, in its Consent Solicitation Statement dated September 22, 2006, pursuant to a Supplemented Consent Solicitation Statement, dated October 2, 2006 (the “Supplement”). The terms of the amendment to the Consent Solicitation Statement are set forth in the Supplement, which is furnished as Exhibit 99.2 to this report.

A copy of the press release announcing the Supplement is furnished as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report, or included as exhibits in Item 9.01 of this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in Item 7.01 of this report, or included as exhibits in Item 9.01 of this report, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release issued by Medarex, Inc., dated October 2, 2006.

99.2	Supplemented Consent Solicitation Statement, dated October 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: October 2, 2006	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer